Exhibit 99

Contacts:

Media	Investor Relations
Stacey Jones	Sean Meakim
(980) 378-6258	(704) 627-6200
stacey.jones@honeywell.com	sean.meakim@honeywell.com

HONEYWELL REPORTS THIRD QUARTER RESULTS; UPDATES 2025 GUIDANCE

•Sales of $10.4 Billion, Reported Sales Up 7%, Organic1 Sales Up 6%, Exceeding High End of Previous Guidance
•Earnings Per Share of $2.86 and Adjusted Earnings Per Share1 of $2.82, Exceeding High End of Previous Guidance
•Orders Up 22%, Led by Strength in Aerospace Technologies and Energy and Sustainability Solutions
•Company Raises Full-Year Organic Growth and Adjusted Earnings Per Share Guidance, Including Impact from Advanced Materials Spin
•Announced New Segmentation and Simplified Structure Focused on Cohesive Business Models and Aligned to Post-Separation Automation Pure-Play Strategy, Expected Beginning First Quarter 2026
•Separations Progressing on Track with Spin-Off of Solstice Advanced Materials Set for October 30, 2025

CHARLOTTE, N.C., October 23, 2025 -- Honeywell (NASDAQ: HON) today announced results for the third quarter that met or exceeded the company's guidance. The company also raised its full-year organic growth and adjusted earnings per share guidance ranges and updated its free cash flow guidance range, including the impact of spinning off its advanced materials business.
The company reported third-quarter year-over-year sales growth of 7% and organic1 sales growth of 6%, led by double-digit organic sales growth in commercial aftermarket and defense and space. Operating income decreased 6% and segment profit1 increased 5% to $2.4 billion led by growth in Energy and Sustainability Solutions and Building Automation. Operating margin contracted 220 basis points to 16.9% and segment margin1 contracted 50 basis points to 23.1%, meeting the high end of previous guidance. Earnings per share for the third quarter was $2.86, up 32% year over year, and adjusted earnings per share1 was $2.82, up 9% year over year. Operating cash flow was $3.3 billion, up 65% year over year, and free cash flow1 was $1.5 billion, down 16% year over year.
Vimal Kapur, chairman and chief executive officer of Honeywell, commented, "As we progressed toward separating into three industry-leading public companies, we drove strong financial results and unlocked new value creation opportunities during the third quarter. Increased orders across our business segments pushed the company's total backlog to another record high and reinforced the benefit of the new, innovative solutions we are delivering for customers. All of this translated to us exceeding the high end of our guidance for both organic growth and adjusted earnings per share in the quarter."

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Honeywell Q3’25 Results - 2

Kapur added, "Looking ahead, we are well positioned to continue building on our momentum and value creation efforts in the fourth quarter. Today, we are raising our full-year 2025 adjusted earnings per share guidance even while separating Solstice Advanced Materials at the end of October. We will remain focused on our compelling opportunities to deliver outcomes-based solutions to customers and are encouraged by the recent execution of our connected offerings through our Honeywell Forge platform, driving increased recurring revenue in our portfolio."
As a result of the company's third-quarter performance and management's outlook for the remainder of the year, Honeywell updated its full-year sales, segment margin2, adjusted earnings per share2,3, and free cash flow1 guidance. Guidance now includes the impact of the Solstice Advanced Materials spin-off, set for completion on October 30, 2025, which is expected to reduce full-year sales compared to the prior year by $0.7 billion, adjusted earnings per share2,3 by $0.21, and free cash flow1 by $0.2 billion.
Full-year sales are now expected to be $40.7 billion to $40.9 billion with organic1 sales growth of approximately 6%. Segment margin2 is expected to be in the range of 22.9% to 23.0%, with segment margin2 expansion of 30 to 40 basis points year over year. Adjusted earnings per share2,3 is now expected to be in the range of $10.60 to $10.70, up 10 cents at the midpoint from the prior guidance range. Operating cash flow is now expected to be in the range of $6.4 billion to $6.8 billion, with free cash flow1 in the range of $5.2 billion to $5.6 billion.
Excluding the impact of the Bombardier agreement4 signed in the fourth quarter of 2024, the company expects organic sales1 growth of approximately 5%, segment margin2 down 40 to 30 basis points year over year, and adjusted earnings per share2,3 up approximately 3% year over year. The company expects adjusted earnings per share growth of 5% to 6% when excluding both the impact of the Bombardier agreement4 and the October spin-off of Solstice Advanced Materials. A summary of the company's full-year guidance changes can be found in Table 1.

Portfolio Transformation
In February, Honeywell announced that its Board of Directors concluded its comprehensive portfolio review and decided to pursue a separation of its Automation and Aerospace businesses. The planned separation, coupled with the upcoming spin of Solstice Advanced Materials, will result in three publicly-listed industry leaders and is on track to be fully completed in the second half of 2026.
In preparation for the separation, Honeywell took several steps during and subsequent to the quarter to     accelerate value creation and further simplify its operations and balance sheet, including:
•Most recently, the company announced its reorganization into a simplified structure for its automation businesses with three reporting segments - Building Automation, Process Automation and Technology, and Industrial Automation - expected beginning first quarter 2026. The new segments will be focused on cohesive business models and aligned to the company's post-separation automation pure-play strategy. The company will continue to report Aerospace Technologies as a reporting segment through the planned separation in the second half of 2026.
•In October, the company announced the divestiture of its Bendix-related legacy asbestos liabilities. In combination with the July termination of an indemnification and reimbursement agreement with Resideo related to legacy environmental liabilities for which Honeywell received $1.6 billion, these transactions will increase management capacity and free up capital to pursue new value-enhancing opportunities.

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Honeywell Q3’25 Results - 3

•In July, the company initiated an evaluation of strategic alternatives for its productivity solutions and services and warehouse and workflow solutions businesses as part of its process to simplify its portfolio.
•Also during the quarter, the company announced that Quantinuum raised over $600 million at a $10 billion pre-money valuation to fund the advance of quantum computing at scale.

Third-Quarter Performance
Honeywell sales for the third quarter were up 7% year over year on a reported basis and 6% on an organic1 basis year over year. The third-quarter financial results can be found in Tables 2 and 3.
Aerospace Technologies sales for the third quarter grew 12% organically1 year over year, led by strong performance in commercial aftermarket and defense and space. Commercial aftermarket sales increased 19% from the previous year, supported by ongoing supply chain unlock, with balanced growth across business jet and air transport end markets. Defense and space grew 10% year over year, its seventh consecutive quarter of double-digit growth, as global demand remains elevated. Commercial original equipment returned to growth in the quarter on higher shipment volumes. Overall backlog increased year over year as orders grew at a strong double-digit rate. Segment margin declined 160 basis points to 26.1% as commercial excellence and volume leverage were more than offset by cost inflation and the impact of acquisitions.
Industrial Automation sales for the third quarter grew 1% year over year on an organic basis and 2% sequentially excluding the effect of the May personal protective equipment divestiture. Sensing sales increased 6% from the prior year, growing for a fourth consecutive quarter on continued strength in healthcare sensors. Warehouse and workflow solutions grew 2% in the quarter with strong double-digit orders growth. Process solutions sales were flat year over year as growth in smart energy and thermal solutions was offset by challenging project demand. Productivity solutions and services declined 3%, driven by ongoing weakness in Europe. Segment margin contracted 150 basis points year over year to 18.8% as cost inflation more than offset commercial excellence and productivity actions.
Building Automation sales for the third quarter increased 7% organically1 from the previous year. Building solutions delivered growth of 7%, led by continued gains in North America and the Middle East. Building products grew 6%, highlighted by a fourth consecutive quarter of double-digit growth in fire products. Orders increased both year over year and sequentially with balanced performance between building solutions and building products. Segment margin expanded 80 basis points from the prior year to 26.7%, supported by volume leverage and commercial excellence net of inflation.
Energy and Sustainability Solutions sales for the third quarter decreased 2% year over year on an organic basis. Advanced materials grew 5% in the quarter, driven by strength in refrigerants. UOP sales declined 13% as anticipated licensing delays and lower catalyst shipment volumes offset continued growth in sustainability solutions. Orders grew double digits in the quarter, with strong performance in both advanced materials and UOP. Segment margin remained flat year over year at 24.5% as a one-time U.S. government reimbursement of past legal costs and accretion from acquisitions were offset by cost inflation and volume deleverage in UOP.

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Honeywell Q3’25 Results - 4

Conference Call Details
Honeywell will discuss its third-quarter results and full-year 2025 guidance during an investor conference call starting at 8:30 a.m. Eastern Daylight Time today. A live webcast of the investor call as well as related presentation materials will be available through the Investor Relations section of the company’s website (www.honeywell.com/investor). A replay of the webcast will be available for 30 days following the presentation.

TABLE 1: FULL-YEAR 2025 GUIDANCE2

	Previous Guidance	Solstice Spin Impact	Adjusted Previous Guidance	Current Guidance
Sales	$40.8B - $41.3B	~($0.7B)	$40.1B - $40.6B	$40.7B - $40.9B
Organic[1] Growth	4% - 5%			~6%
Segment Margin	23.0% - 23.2%			22.9% - 23.0%
Expansion	Up 40 - 60 bps			Up 30 - 40 bps
Adjusted Earnings Per Share[3]	$10.45 - $10.65	~($0.21)	$10.24 - $10.44	$10.60 - $10.70
Adjusted Earnings Growth[3]	6% - 8%			7% - 8%
Operating Cash Flow	$6.7B - $7.1B			$6.4B - $6.8B
Free Cash Flow[1]	$5.4B - $5.8B	~($0.2B)	$5.2B - $5.6B	$5.2B - $5.6B

TABLE 2: SUMMARY OF HONEYWELL FINANCIAL RESULTS
(Dollars in millions, except per share amounts)

	3Q 2025	3Q 2024	Change
Sales	$10,408	$9,728	7%
Organic[1] Growth			6%
Operating Income	$1,754	$1,858	(6)%
Operating Income Margin	16.9%	19.1%	-220 bps
Segment Profit[1]	$2,407	$2,296	5%
Segment Margin[1]	23.1%	23.6%	-50 bps
Earnings Per Share	$2.86	$2.16	32%
Adjusted Earnings Per Share[1]	$2.82	$2.58	9%
Operating Cash Flow	$3,288	$1,997	65%
Free Cash Flow[1]	$1,450	$1,718	(16%)

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Honeywell Q3’25 Results - 5

TABLE 3: SUMMARY OF SEGMENT FINANCIAL RESULTS
(Dollars in millions)

AEROSPACE TECHNOLOGIES	3Q 2025	3Q 2024	Change
Sales	$4,511	$3,912	15%
Organic[1] Growth			12%
Segment Profit	$1,178	$1,082	9%
Segment Margin	26.1%	27.7%	-160 bps
INDUSTRIAL AUTOMATION
Sales	$2,274	$2,501	(9%)
Organic[1] Growth			1%
Segment Profit	$428	$508	(16%)
Segment Margin	18.8%	20.3%	-150 bps
BUILDING AUTOMATION
Sales	$1,878	$1,745	8%
Organic[1] Growth			7%
Segment Profit	$502	$452	11%
Segment Margin	26.7%	25.9%	80 bps
ENERGY AND SUSTAINABILITY SOLUTIONS
Sales	$1,742	$1,563	11%
Organic[1] Growth			(2%)
Segment Profit	$427	$383	11%
Segment Margin	24.5%	24.5%	0 bps

1	See additional information at the end of this release regarding non-GAAP financial measures.
2
Segment margin and adjusted EPS are non-GAAP financial measures. Management cannot reliably predict or estimate, without unreasonable effort, the impact and timing on future operating results arising from items excluded from segment margin and adjusted EPS. We therefore, do not present a guidance range, or a reconciliation to, the nearest GAAP financial measures of operating margin or EPS.

3
Adjusted EPS and adjusted EPS V% guidance excludes items identified in the non-GAAP reconciliation of adjusted EPS at the end of this release, and any potential future one-time items that we cannot reliably predict or estimate such as pension mark-to-market.

4	4Q24 financial results include impact of the Bombardier Agreement (BBD) announced on December 2, 2024, resulting in a reduction to Sales of $0.4B, Net Income of $0.3B, and Cash Flow of $0.5B.

About Honeywell
Honeywell is an integrated operating company serving a broad range of industries and geographies around the world, with a portfolio that is underpinned by our Honeywell Accelerator operating system and Honeywell Forge platform. As a trusted partner, we help organizations solve the world's toughest, most complex challenges, providing actionable solutions and innovations for aerospace, building automation, industrial automation, process automation, and process technology, that help make the world smarter and safer as well as more secure and sustainable. For more news and information on Honeywell, please visit www.honeywell.com/newsroom.

Additional Information
Honeywell uses our Investor Relations website, www.honeywell.com/investor, as a means of disclosing information which may be of interest or material to our investors and for complying with disclosure obligations under Regulation FD. Accordingly, investors should monitor our Investor Relations website, in addition to following our press releases, SEC filings, public conference calls, webcasts, and social media.
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Honeywell Q3’25 Results - 6

Forward Looking Statements
We describe many of the trends and other factors that drive our business and future results in this release. Such discussions contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including statements related to the planned spin-off of the Company's Advanced Materials business into Solstice Advanced Materials, a standalone, publicly traded company, the proposed separation of Automation and Aerospace Technologies, and the evaluation of strategic alternatives for the Productivity Solutions and Services and Warehouse and Workflow Solutions businesses. Forward-looking statements are those that address activities, events, or developments that management intends, expects, projects, believes, or anticipates will or may occur in the future. They are based on management’s assumptions and assessments in light of past experience and trends, current economic and industry conditions, expected future developments, and other relevant factors, many of which are difficult to predict and outside of our control, including Honeywell's current expectations, estimates, and projections regarding the planned spin-off of the Company's Advanced Materials business into Solstice Advanced Materials, a standalone, publicly traded company, the proposed separation of Automation and Aerospace Technologies, and the evaluation of strategic alternatives for the Productivity Solutions and Services and Warehouse and Workflow Solutions businesses. They are not guarantees of future performance, and actual results, developments, and business decisions may differ significantly from those envisaged by our forward-looking statements, including the consummation of the spin-off of the Advanced Materials business into Solstice Advanced Materials, the proposed separation of Automation and Aerospace Technologies, and the evaluation of strategic alternatives for the Productivity Solutions and Services and Warehouse and Workflow Solutions businesses, and the anticipated benefits of each. We do not undertake to update or revise any of our forward-looking statements, except as required by applicable securities law. Our forward-looking statements are also subject to material risks and uncertainties, including ongoing macroeconomic and geopolitical risks, such as changes in or application of trade and tax laws and policies, including the impacts of tariffs and other trade barriers and restrictions, lower GDP growth or recession in the U.S. or globally, supply chain disruptions, capital markets volatility, inflation, and certain regional conflicts, that can affect our performance in both the near- and long-term. In addition, no assurance can be given that any plan, initiative, projection, goal, commitment, expectation, or prospect set forth in this release can or will be achieved. These forward-looking statements should be considered in light of the information included in this release, our Form 10-K, and other filings with the SEC. Any forward-looking plans described herein are not final and may be modified or abandoned at any time.

This release contains financial measures presented on a non-GAAP basis. Honeywell’s non-GAAP financial measures used in this release are as follows:
•Segment profit, on an overall Honeywell basis;
•Segment profit margin, on an overall Honeywell basis;
•Organic sales growth;
•Free cash flow;
•Adjusted earnings per share; and
•Sales excluding personal protective equipment business.

Management believes that, when considered together with reported amounts, these measures are useful to investors and management in understanding our ongoing operations and in the analysis of ongoing operating trends. These measures should be considered in addition to, and not as replacements for, the most comparable GAAP measure. Certain measures presented on a non-GAAP basis represent the impact of adjusting items net of tax. The tax-effect for adjusting items is determined individually and on a case-by-case basis. Refer to the Appendix attached to this release for reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures.
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Honeywell Q3’25 Results - 7

Honeywell International Inc.
Consolidated Statement of Operations (Unaudited)
(Dollars in millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Product sales	$7,086	$6,590	$20,850	$19,330
Service sales	3,322	3,138	9,732	9,080
Net sales	10,408	9,728	30,582	28,410
Costs, expenses and other
Cost of products sold	4,734	4,166	13,533	12,448
Cost of services sold	2,127	1,813	5,694	4,970
Total Cost of products and services sold	6,861	5,979	19,227	17,418
Research and development expenses	497	368	1,417	1,110
Selling, general and administrative expenses	1,296	1,398	4,085	4,061
Impairment of assets held for sale	—	125	15	125
Other (income) expense	(822)	(263)	(1,109)	(740)
Interest and other financial charges	354	297	970	767
Total costs, expenses and other	8,186	7,904	24,605	22,741
Income before taxes	2,222	1,824	5,977	5,669
Tax expense	363	409	1,082	1,219
Net income	1,859	1,415	4,895	4,450
Less: Net income attributable to noncontrolling interest	34	2	51	30
Net income attributable to Honeywell	$1,825	$1,413	$4,844	$4,420
Earnings per share of common stock - basic	$2.87	$2.17	$7.57	$6.79
Earnings per share of common stock - assuming dilution	$2.86	$2.16	$7.52	$6.75
Weighted average number of shares outstanding - basic	635.3	650.4	640.3	651.0
Weighted average number of shares outstanding - assuming dilution	638.8	654.1	644.0	655.2

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Honeywell Q3’25 Results - 8

Honeywell International Inc.
Segment Data (Unaudited)
(Dollars in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
Net sales	2025	2024	2025	2024
Aerospace Technologies	$4,511	$3,912	$12,990	$11,472
Industrial Automation	2,274	2,501	7,032	7,485
Building Automation	1,878	1,745	5,396	4,742
Energy and Sustainability Solutions	1,742	1,563	5,140	4,692
Corporate and All Other	3	7	24	19
Total Net sales	$10,408	$9,728	$30,582	$28,410

Reconciliation of Segment Profit to Income Before Taxes

	Three Months Ended September 30,		Nine Months Ended September 30,
Segment profit	2025	2024	2025	2024
Aerospace Technologies	$1,178	$1,082	$3,375	$3,177
Industrial Automation	428	508	1,308	1,459
Building Automation	502	452	1,421	1,199
Energy and Sustainability Solutions	427	383	1,216	1,091
Corporate and All Other	(128)	(129)	(289)	(337)
Total Segment profit	2,407	2,296	7,031	6,589
Interest and other financial charges	(354)	(297)	(970)	(767)
Interest income[1]	86	110	255	325
Amortization of acquisition-related intangibles[2]	(141)	(120)	(410)	(275)
Impairment of assets held for sale	—	(125)	(15)	(125)
Stock compensation expense[3]	(36)	(45)	(154)	(153)
Pension ongoing income[4]	150	145	390	430
Pension mark-to-market expense[4]	—	—	(14)	—
Other postretirement income[4]	3	3	11	13
Repositioning and other gains (charges)[5,6]	367	(52)	283	(189)
Other expense[7]	(260)	(91)	(430)	(179)
Income before taxes	$2,222	$1,824	$5,977	$5,669

1	Amounts included in Other (income) expense.
2	Amounts included in Cost of products and services sold.
3	Amounts included in Selling, general and administrative expenses.
4	Amounts included in Cost of products and services sold (service cost component), Selling, general and administrative expenses (service cost component), Research and development expenses (service cost component), and Other (income) expense (non-service cost component).
5	Amounts included in Cost of products and services sold, Selling, general and administrative expenses, and Other (income) expense.
6	Includes repositioning, asbestos, and environmental gains (expenses).
7	Amounts include the other components of Other (income) expense not included within other categories in this reconciliation. Equity income of affiliated companies is included in segment profit.

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Honeywell Q3’25 Results - 9

Honeywell International Inc.
Consolidated Balance Sheet (Unaudited)
(Dollars in millions)

	September 30, 2025	December 31, 2024
ASSETS
Current assets
Cash and cash equivalents	$12,930	$10,567
Short-term investments	429	386
Accounts receivable, less allowances of $320 and $314, respectively	8,923	7,819
Inventories	7,118	6,442
Assets held for sale	—	1,365
Other current assets	1,347	1,329
Total current assets	30,747	27,908
Investments and long-term receivables	1,568	1,394
Property, plant and equipment—net	6,681	6,194
Goodwill	23,720	21,825
Other intangible assets—net	7,149	6,656
Insurance recoveries for asbestos-related liabilities	159	171
Deferred income taxes	239	238
Other assets	10,654	10,810
Total assets	$80,917	$75,196
LIABILITIES
Current liabilities
Accounts payable	$7,314	$6,880
Commercial paper and other short-term borrowings	6,873	4,273
Current maturities of long-term debt	72	1,347
Accrued liabilities	8,380	8,348
Liabilities held for sale	—	408
Total current liabilities	22,639	21,256
Long-term debt	30,092	25,479
Deferred income taxes	1,900	1,787
Postretirement benefit obligations other than pensions	105	112
Asbestos-related liabilities	1,369	1,325
Other liabilities	7,058	6,076
Redeemable noncontrolling interest	7	7
Shareowners’ equity	17,747	19,154
Total liabilities, redeemable noncontrolling interest and shareowners’ equity	$80,917	$75,196
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Honeywell Q3’25 Results - 10

Honeywell International Inc.
Consolidated Statement of Cash Flows (Unaudited)
(Dollars in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Cash flows from operating activities
Net income	$1,859	$1,415	$4,895	$4,450
Less: Net income attributable to noncontrolling interest	34	2	51	30
Net income attributable to Honeywell	1,825	1,413	4,844	4,420
Adjustments to reconcile net income attributable to Honeywell to net cash provided by operating activities
Depreciation	191	171	563	500
Amortization	206	186	612	457
Loss on sale of non-strategic businesses and assets	—	—	14	—
Impairment of assets held for sale	—	125	15	125
Repositioning and other (gains) charges	(367)	52	(283)	189
Net payments for repositioning and other charges	(84)	(118)	(279)	(329)
Resideo indemnification and reimbursement agreement termination payment	1,590	—	1,590	—
Pension and other postretirement income	(153)	(148)	(387)	(443)
Pension and other postretirement benefit payments	(4)	(10)	(16)	(25)
Stock compensation expense	36	45	154	153
Deferred income taxes	85	(10)	54	(46)
Other	(31)	(35)	(340)	(221)
Changes in assets and liabilities, net of the effects of acquisitions and divestitures
Accounts receivable	(117)	(69)	(1,035)	(218)
Inventories	(100)	(156)	(604)	(233)
Other current assets	(49)	(78)	(199)	(128)
Accounts payable	206	281	410	(142)
Accrued liabilities	164	358	594	20
Income taxes	(110)	(10)	(503)	(263)
Net cash provided by operating activities	3,288	1,997	5,204	3,816
Cash flows from investing activities
Capital expenditures	(374)	(279)	(928)	(771)
Proceeds from disposals of property, plant and equipment	—	—	23	—
Increase in investments	(384)	(230)	(1,065)	(698)
Decrease in investments	295	172	1,048	564
(Payments) receipts from settlements of derivative contracts	12	(326)	(403)	(250)
Cash paid for acquisitions, net of cash acquired	(37)	(2,134)	(2,200)	(7,047)
Proceeds from sale of business, net of cash transferred	—	—	1,157	—
Net cash used for investing activities	(488)	(2,797)	(2,368)	(8,202)
Cash flows from financing activities
Proceeds from issuance of commercial paper and other short-term borrowings	7,308	2,523	19,171	9,516
Payments of commercial paper and other short-term borrowings	(6,721)	(3,988)	(16,711)	(8,477)
Proceeds from issuance of common stock	42	40	140	349
Proceeds from issuance of long-term debt	—	4,697	4,035	10,407
Payments of long-term debt	(246)	(776)	(1,555)	(1,381)
Repurchases of common stock	(100)	—	(3,704)	(1,200)
Cash dividends paid	(735)	(715)	(2,214)	(2,161)
Other	233	(21)	198	5
Net cash (used for) provided by financing activities	(219)	1,760	(640)	7,058
Effect of foreign exchange rate changes on cash and cash equivalents	—	108	167	47
Net increase in cash and cash equivalents	2,581	1,068	2,363	2,719
Cash and cash equivalents at beginning of period	10,349	9,576	10,567	7,925
Cash and cash equivalents at end of period	$12,930	$10,644	$12,930	$10,644

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Honeywell Q3’25 Results - 11

Appendix

Non-GAAP Financial Measures

The following information provides definitions and reconciliations of certain non-GAAP financial measures presented in this press release to which this reconciliation is attached to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles (GAAP).

Management believes that, when considered together with reported amounts, these measures are useful to investors and management in understanding our ongoing operations and in the analysis of ongoing operating trends. These measures should be considered in addition to, and not as replacements for, the most comparable GAAP measure. Certain measures presented on a non-GAAP basis represent the impact of adjusting items net of tax. The tax-effect for adjusting items is determined individually and on a case-by-case basis. Other companies may calculate these non-GAAP measures differently, limiting the usefulness of these measures for comparative purposes.

Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitations of these non-GAAP financial measures are that they exclude significant expenses and income that are required by GAAP to be recognized in the consolidated financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. Investors are urged to review the reconciliation of the non-GAAP financial measures to the comparable GAAP financial measures and not to rely on any single financial measure to evaluate Honeywell’s business.
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Honeywell Q3’25 Results - 12

Honeywell International Inc.
Reconciliation of Organic Sales Percent Change
(Unaudited)

Three Months Ended September 30, 2025
Honeywell
Reported sales percent change	7%
Less: Foreign currency translation	1%
Less: Acquisitions, divestitures and other, net	—%
Organic sales percent change	6%

Aerospace Technologies
Reported sales percent change	15%
Less: Foreign currency translation	—%
Less: Acquisitions, divestitures and other, net	3%
Organic sales percent change	12%

Industrial Automation
Reported sales percent change	(9)%
Less: Foreign currency translation	1%
Less: Acquisitions, divestitures and other, net	(11)%
Organic sales percent change	1%

Building Automation
Reported sales percent change	8%
Less: Foreign currency translation	1%
Less: Acquisitions, divestitures and other, net	—%
Organic sales percent change	7%

Energy and Sustainability Solutions
Reported sales percent change	11%
Less: Foreign currency translation	1%
Less: Acquisitions, divestitures and other, net	12%
Organic sales percent change	(2)%
We define organic sales percentage as the year-over-year change in reported sales relative to the comparable period, excluding the impact on sales from foreign currency translation and acquisitions, net of divestitures, for the first 12 months following the transaction date. We believe this measure is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

A quantitative reconciliation of reported sales percent change to organic sales percent change has not been provided for the forward-looking measure of organic sales percent change because management cannot reliably predict or estimate, without unreasonable effort, the fluctuations in global currency markets that impact foreign currency translation, nor is it reasonable for management to predict the timing, occurrence and impact of acquisition and divestiture transactions, all of which could significantly impact our reported sales percent change.
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Honeywell Q3’25 Results - 13

Honeywell International Inc.
Reconciliation of Reported Sales to Sales Excluding Personal Protective Equipment Business
(Unaudited)
(Dollars in millions)

	Three Months Ended September 30,	Three Months Ended June 30,
	2025	2025
Industrial Automation
Reported sales	$2,274	$2,380
Sales attributable to the personal protective equipment business	—	145
Sales excluding personal protective equipment business	$2,274	$2,235
Sequential growth percent change	2%
We define sales excluding personal protective equipment business as reported sales less sales attributable to the personal protective equipment business. We believe this measure is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.
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Honeywell Q3’25 Results - 14

Honeywell International Inc.
Reconciliation of Operating Income to Segment Profit, Calculation of Operating Income and Segment Profit Margins
(Unaudited)
(Dollars in millions)

	Three Months Ended September 30,		Twelve Months Ended December 31,
	2025	2024	2024
Operating income	$1,754	$1,858	$7,441
Stock compensation expense[1]	36	45	194
Repositioning, Other[2,3]	448	69	292
Pension and other postretirement service costs[4]	19	16	65
Amortization of acquisition-related intangibles[5]	141	120	415
Acquisition-related costs[6]	9	15	25
Indefinite-lived intangible asset impairment[1]	—	48	48
Impairment of assets held for sale	—	125	219
Segment profit	$2,407	$2,296	$8,699

Operating income	$1,754	$1,858	$7,441
÷ Net sales	$10,408	$9,728	$38,498
Operating income margin %	16.9%	19.1%	19.3%
Segment profit	$2,407	$2,296	$8,699
÷ Net sales	$10,408	$9,728	$38,498
Segment profit margin %	23.1%	23.6%	22.6%

1	Included in Selling, general and administrative expenses.
2	Includes repositioning, asbestos, environmental expenses, equity income adjustment, and other charges.
3	Included in Cost of products and services sold and Selling, general and administrative expenses.
4	Included in Cost of products and services sold, Research and development expenses, and Selling, general and administrative expenses.
5	Included in Cost of products and services sold.
6	Included in Other (income) expense. Includes acquisition-related fair value adjustments to inventory and third-party transaction and integration costs.
We define operating income as net sales less total cost of products and services sold, research and development expenses, impairment of assets held for sale, and selling, general and administrative expenses. We define segment profit, on an overall Honeywell basis, as operating income, excluding stock compensation expense, pension and other postretirement service costs, amortization of acquisition-related intangibles, certain acquisition- and divestiture-related costs and impairments, and repositioning and other charges. We define segment profit margin, on an overall Honeywell basis, as segment profit divided by net sales. We believe these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

A quantitative reconciliation of operating income to segment profit, on an overall Honeywell basis, has not been provided for all forward-looking measures of segment profit and segment profit margin included herein. Management cannot reliably predict or estimate, without unreasonable effort, the impact and timing on future operating results arising from items excluded from segment profit, particularly pension mark-to-market expense as it is dependent on macroeconomic factors, such as interest rates and the return generated on invested pension plan assets. The information that is unavailable to provide a quantitative reconciliation could have a significant impact on our reported financial results. To the extent quantitative information becomes available without unreasonable effort in the future, and closer to the period to which the forward-looking measures pertain, a reconciliation of operating income to segment profit will be included within future filings.

Acquisition amortization and acquisition- and divestiture-related costs are significantly impacted by the timing, size, and number of acquisitions or divestitures we complete and are not on a predictable cycle and we make no comment as to when or whether any future acquisitions or divestitures may occur. We believe excluding these costs provides investors with a more meaningful comparison of operating performance over time and with both acquisitive and other peer companies.
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Honeywell Q3’25 Results - 15

Honeywell International Inc.
Reconciliation of Earnings per Share to Adjusted Earnings per Share
(Unaudited)

	Three Months Ended September 30,		Twelve Months Ended December 31,
	2025	2024	2024	2025(E)
				Guidance Excluding Solstice Spin Impact	Less: Solstice Spin Impact[13]	Guidance
Earnings per share of common stock - diluted[1]	$2.86	$2.16	$8.71	$10.81 - $10.91	$0.21	$10.60 - $10.70
Pension mark-to-market expense[2]	—	—	0.14	No Forecast	—	No Forecast
Amortization of acquisition-related intangibles[3]	0.17	0.14	0.49	0.72	—	0.72
Acquisition-related costs[4]	0.03	0.03	0.09	0.05	—	0.05
Divestiture-related costs[5]	0.60	—	0.04	No Forecast	—	No Forecast
Russian-related charges[6]	—	—	0.03	—	—	—
Indefinite-lived intangible asset impairment[7]	—	0.06	0.06	—	—	—
Impairment of assets held for sale[8]	—	0.19	0.33	0.02	—	0.02
Loss on sale of business[9]	—	—	—	0.04	—	0.04
Gain related to Resideo indemnification and reimbursement agreement termination[10]	(1.26)	—	—	(1.25)	—	(1.25)
Adjustment to estimated future environmental liabilities[11]	0.25	—	—	0.25	—	0.25
Loss on expected settlement of divestiture of asbestos liabilities[12]	0.17	—	—	0.17	—	0.17
Adjusted earnings per share of common stock - diluted	$2.82	$2.58	$9.89	$10.81 - $10.91	$0.21	$10.60 - $10.70

1
For the three months ended September 30, 2025, and 2024, adjusted earnings per share utilizes weighted average shares of approximately 638.8 million and 654.1 million, respectively. For the twelve months ended December 31, 2024, adjusted earnings per share utilizes weighted average shares of approximately 655.3 million. For the twelve months ended December 31, 2025, expected earnings per share utilizes weighted average shares of approximately 643 million.

2	For the twelve months ended December 31, 2024, pension mark-to-market expense was $95 million, net of tax benefit of $31 million.
3
For the three months ended September 30, 2025, and 2024, acquisition-related intangibles amortization includes $107 million and $95 million, net of tax benefit of $34 million and $25 million, respectively. For the twelve months ended December 31, 2024, acquisition-related intangibles amortization includes $324 million, net of tax benefit of $91 million. For the twelve months ended December 31, 2025, expected acquisition-related intangibles amortization includes approximately $460 million, net of tax benefit of approximately $110 million.

4	For the three months ended September 30, 2025, and 2024, the adjustment for acquisition-related costs, which is principally comprised of third-party transaction and integration costs and acquisition-related fair value adjustments to inventory, was $17 million and $20 million, net of tax benefit of $5 million and $5 million, respectively. For the twelve months ended December 31, 2024, the adjustment for acquisition-related costs, which is principally comprised of third-party transaction and integration costs and acquisition-related fair value adjustments to inventory, was $59 million, net of tax benefit of $16 million. For the twelve months ended December 31, 2025, the expected adjustment for acquisition-related costs, which is principally comprised of third-party transaction and integration costs and acquisition-related fair value adjustments to inventory, is approximately $35 million, net of tax benefit of approximately $10 million.
5	For the three months ended September 30, 2025, the adjustment for divestiture-related costs, which is principally comprised of third-party transaction and separation costs, was $382 million, net of tax expense of $115 million. For the twelve months ended December 31, 2024, the adjustment for divestiture-related costs, which is principally comprised of third-party transaction costs, was $23 million, net of tax benefit of $6 million.
6
For the twelve months ended December 31, 2024, the adjustment for Russian-related charges was a $17 million expense, without tax benefit, due to the settlement of a contractual dispute with a Russian entity associated with the Company’s suspension and wind down activities in Russia.

7	For the three months ended September 30, 2024, and twelve months ended December 31, 2024, the impairment charge of indefinite-lived intangible assets associated with the personal protective equipment business was $37 million, net of tax benefit of $11 million.
8	For the three months ended September 30, 2024, and twelve months ended December 31, 2024, the impairment charge of assets held for sale was $125 million and $219 million, respectively, without tax benefit. For the twelve months ended December 31, 2025, the expected impairment charge of assets held for sale is $15 million, without tax benefit.
9	For the twelve months ended December 31, 2025, the expected adjustment for loss on sale of the personal protective equipment business is $28 million, net of tax benefit of $2 million.
10	For the three months ended September 30, 2025, the adjustment for the gain related to the Resideo indemnification and reimbursement agreement termination was $802 million, without tax expense. For the twelve months ended December 31, 2025, the expected gain related to the Resideo indemnification and reimbursement agreement termination is $802 million, without tax expense.
11
In the three months ended September 30, 2025, the Company enhanced its process for estimating environmental liabilities at sites undergoing active remediation, which led to earlier recognition of the estimated probable liabilities and an increase to estimated environmental liabilities. For the three months ended September 30, 2025, the adjustment to increase environmental liabilities was $161 million, net of tax benefit of $50 million. For the twelve months ended December 31, 2025, the expected adjustment is $161 million, net of tax benefit of $50 million.

12	For the three months ended September 30, 2025, the adjustment for loss on expected settlement of divestiture of asbestos liabilities was $112 million, net of tax benefit of $36 million. For the twelve months ended December 31, 2025, the expected adjustment is $112 million, net of tax benefit of $36 million.
13	The forecasted earnings for Advanced Materials for November and December 2025 are excluded due to the expected October 30, 2025 spin-off.
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Honeywell Q3’25 Results - 16

Honeywell International Inc.
Reconciliation of Earnings per Share to Adjusted Earnings per Share (Continued)
(Unaudited)

We define adjusted earnings per share as diluted earnings per share adjusted to exclude various charges as listed above. We believe adjusted earnings per share is a measure that is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends. For forward-looking information, management cannot reliably predict or estimate, without unreasonable effort, the pension mark-to-market expense or the divestiture-related costs. The pension mark-to-market expense is dependent on macroeconomic factors, such as interest rates and the return generated on invested pension plan assets. The divestiture-related costs are subject to detailed development and execution of separation restructuring plans for the announced separation of Automation and Aerospace Technologies. We therefore do not include an estimate for the pension mark-to-market expense or divestiture-related costs. Based on economic and industry conditions, future developments, and other relevant factors, these assumptions are subject to change.

Acquisition amortization and acquisition- and divestiture-related costs are significantly impacted by the timing, size, and number of acquisitions or divestitures we complete and are not on a predictable cycle and we make no comment as to when or whether any future acquisitions or divestitures may occur. We believe excluding these costs provides investors with a more meaningful comparison of operating performance over time and with both acquisitive and other peer companies.
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Honeywell Q3’25 Results - 17

Honeywell International Inc.
Reconciliation of Cash Provided by Operating Activities to Free Cash Flow
(Unaudited)
(Dollars in millions)

	Three Months Ended September 30, 2025	Three Months Ended September 30, 2024	Twelve Months Ended December 31, 2024
Cash provided by operating activities	$3,288	$1,997	$6,097
Capital expenditures	(374)	(279)	(1,164)
Spin-off and separation-related cost payments	126	—	—
Resideo indemnification and reimbursement agreement termination payment	(1,590)	—	—
Free cash flow	$1,450	$1,718	$4,933
We define free cash flow as cash provided by operating activities less cash for capital expenditures and excluding spin-off and separation-related cost payments, the Resideo indemnification and reimbursement agreement termination payment, and the cash payment for settlement of divestiture of asbestos liabilities.

We believe that free cash flow is a non-GAAP measure that is useful to investors and management as a measure of cash generated by operations that will be used to repay scheduled debt maturities and can be used to invest in future growth through new business development activities or acquisitions, pay dividends, repurchase stock, or repay debt obligations prior to their maturities. This measure can also be used to evaluate our ability to generate cash flow from operations and the impact that this cash flow has on our liquidity.

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Honeywell Q3’25 Results - 18

Honeywell International Inc.
Reconciliation of Expected Cash Provided by Operating Activities to Expected Free Cash Flow
(Unaudited)
(Dollars in billions)

Twelve Months Ended December 31, 2025(E)
	Guidance Excluding Solstice Spin Impact	Less: Solstice Spin Impact[1]	Guidance
Cash provided by operating activities	~$6.6 - $7.0	~$0.2	~$6.4 - $6.8
Capital expenditures	~(1.3)	—	~(1.3)
Spin-off and separation-related cost payments	~0.3	—	~0.3
Resideo indemnification and reimbursement agreement termination payment	~(1.6)	—	~(1.6)
Impact of expected settlement of divestiture of asbestos liabilities	~1.4	—	~1.4
Free cash flow	~$5.4 - $5.8	~$0.2	~$5.2 - $5.6

1	The forecasted operating cash flow and free cash flow for Advanced Materials' for November and December 2025 are excluded due to spin-off expected October 30, 2025.
We define free cash flow as cash provided by operating activities less cash for capital expenditures and excluding spin-off and separation-related cost payments, the Resideo indemnification and reimbursement agreement termination payment, and the cash payment for settlement of divestiture of asbestos liabilities.

We believe that free cash flow is a non-GAAP measure that is useful to investors and management as a measure of cash generated by operations that will be used to repay scheduled debt maturities and can be used to invest in future growth through new business development activities or acquisitions, pay dividends, repurchase stock, or repay debt obligations prior to their maturities. This measure can also be used to evaluate our ability to generate cash flow from operations and the impact that this cash flow has on our liquidity.